SCHEDULE 14A
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant                                   [X]
Filed by a party other than the Registrant                [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  IGI, INC.
---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

                  ---------------------------------------------------------

            (2) Aggregate number of securities to which transaction applies:

                  ---------------------------------------------------------

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ---------------------------------------------------------

            (4)   Proposed maximum aggregate value of transaction:

                  ---------------------------------------------------------

            (5)   Total fee paid:

                  ---------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount previously paid:

                  ---------------------------------------------------------

            (2)   Form, Schedule or Registration Statement No.:

                  ---------------------------------------------------------

            (3)   Filing party:

                  ---------------------------------------------------------

            (4)   Date Filed:

                  ---------------------------------------------------------

                                  IGI, INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 15, 2002

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 15, 2002 at 10:00 a.m. at the Renaissance Philadelphia Airport Hotel, 500 Stevens Drive, Philadelphia, PA 17113 (the "Meeting"), for the purpose of considering and voting upon the following matters:

      1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders.

      2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the current fiscal year.

      3. To approve the adoption of and the increase in the number of shares authorized under the Company's 1999 Stock Incentive Plan.

      To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

      The Board of Directors has fixed the close of business on Monday, April 1, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                       By Order of the Board of Directors,

                                       /s/ John F. Ambrose

                                       John F. Ambrose,
                                       President & CEO

April 16, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                  IGI, INC.

                             105 Lincoln Avenue
                           Buena, New Jersey 08310
                       _______________________________

                               PROXY STATEMENT

                     For Annual Meeting of Stockholders

                           To Be Held May 15, 2002
                       _______________________________

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2002 at 10:00 a.m. at the Renaissance Philadelphia Airport Hotel, 500 Stevens Drive, Philadelphia, PA 17113, and at any adjournments thereof (the "Meeting").

      All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company at 105 Lincoln Avenue, Buena, New Jersey 08310. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

      Only the record holders of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") at the close of business on April 1, 2002 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On April 1, 2002, there were 11,293,028 shares of Common Stock outstanding.

      The Notice of Meeting, Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 2001 are being mailed to stockholders on or about April 16, 2002.

Beneficial Ownership of Common Stock

      The following table sets forth information as of April 1, 2002 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the executive officers of the Company listed in the "Summary Compensation Table" below (collectively, the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


Name of Beneficial Owner                Number of Shares      Percent of Class (1)
------------------------                ----------------      --------------------

5% Stockholders

Stephen J. Morris                          2,584,682 (2)             22.7%
  66 Navesink Avenue
  Rumson, New Jersey 07760

Frank Gerardi                                901,000 (3)              7.9%
  c/o Univest. Mgt. Inc. EPSP
  149 West Village Way
  Jupiter, Florida 33458

American Capital Strategies, Ltd.          1,914,680 (4)             14.5%
  One Tower Bride - Suite 250
  100 Front Street
  West Conshohocken, PA 19428

Edward B. Hager, M.D.                      1,596,632 (5)             13.7%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082

Jane E. Hager                              1,330,829 (6)             11.6%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082

Other Directors and Executive Officers

Constantine L. Hampers, M.D.                 220,596 (7)              1.9%
Terrence O'Donnell                           244,162 (8)              2.1%
John F. Ambrose                              100,000 (9)               *
Domenic N. Golato                            100,000 (10)              *
Donald W. Joseph                              53,318 (11)              *
Earl R. Lewis                                 92,005 (12)              *

All executive officers and directors,
 as a group (9 Persons)                    6,640,272 (13)            47.3%




---------------------
*     Less than 1% of the Common Stock outstanding.
<F1>  Percentage of beneficial ownership for each person listed is based on
      11,293,028 shares of Common Stock outstanding as of April 1, 2002, and includes the shares of Common Stock underlying options, or other rights, held by such persons that are exercisable within 60 days after April 1, 2002.
<F2>  Includes 816,300 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Also includes 154,460 shares, which are held in an account on behalf of Mr. Morris' children, over which Mr. Morris has voting and investment control, and 42,000 shares held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control. Includes 80,000 shares which Mr. Morris may acquire pursuant to stock options exercisable within 60 days after April 1, 2002.
<F3>  Includes 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.
<F4>  On February 14, 2001, American Capital Strategies, Ltd. ("ACS") filed a Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of a total of 1,907,543 shares, all of which are issuable upon the exercise of warrants held by ACS. ACS reported that it has sole voting and dispositive power over all 1,907,543 shares.
<F5>  Includes 350,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after April 1, 2002, and 639,815 shares beneficially owned by Dr. and Mrs. Hager as co-trustees of the Hager Family Trust, who share voting and investment power.
<F6>  Includes 639,815 shares beneficially owned by Dr. and Mrs. Hager, as co-trustees of the Hager Family Trust, who share voting and investment power. Includes 150,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after April 1, 2002.
<F7>  Includes 170,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.
<F8>  Includes 190,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.
<F9>  Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.
<F10> Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.




<F11> Includes 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.
<F12> Includes 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002.
<F13> Includes 850,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 1, 2002 included in Notes (2) and (6) - (12) above, and 1,907,543 shares which may be acquired pursuant to warrants held by American Capital Strategies, Ltd. included in Note (4) above.

Unrelated Beneficial Ownership Under Stockholder Voting Agreements

      On February 6, 2002, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Vetoquinol U.S.A, Inc. ("Vetoquinol") providing for the purchase by Vetoquinol of substantially all of the assets of the Company's companion pet products division. The Asset Purchase Agreement transaction requires approval by the Company's stockholders in accordance with Section 271 of the Delaware General
Corporation Law.   On February 7, 2002, the Company filed with the
Securities and Exchange Commission ("SEC") a Schedule 14A Statement of Soliciting Materials pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, relating to the proposed Asset Purchase Agreement transaction. Upon completion of the SEC's review of the Asset Purchase Agreement transaction (assuming SEC approval is granted), the Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Asset Purchase Agreement transaction.

      In order to facilitate consummation of the transactions contemplated under the Asset Purchase Agreement, Vetoquinol simultaneous with the execution of the Asset Purchase Agreement on February 6, 2002, entered into Stockholder Voting Agreements (each a "Stockholder Voting Agreement") and Irrevocable Proxies (each an "Irrevocable Proxy") with the following stockholders of the Company: Constantine L. Hampers, M.D., Donald W. Joseph, Earl R. Lewis, Stephen J. Morris, Terrence O'Donnell, Kenneth E. Jones (American Capital Strategies, Ltd.), Jane E. Hager and Edward B. Hager, M.D. (each a "Voting Agreement Stockholder"). Each Voting Agreement Stockholder is the record or beneficial owner of such number of shares of the Company's Common Stock as reflected above in the Table of Beneficial Ownership (the "Subject Shares").

      Pursuant to the Irrevocable Proxies, the Voting Agreement Stockholders have irrevocably empowered Vetoquinol, at any time prior to the termination of the Stockholder Voting Agreements in accordance with their terms (the "Proxy Expiration Date"), to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Subject Shares) of each Voting Agreement Stockholder, solely to the extent set forth as follows: at every annual, special or adjourned or postponed meeting of stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of the sale of assets contemplated by the Asset Purchase Agreement, and any matter that could reasonably be expected to facilitate the transactions contemplated by the Asset Purchase Agreement.

      None of the matters to be considered and voted on at the Meeting concern the approval or ratification of the sale contemplated by the Asset Purchase Agreement and/or could reasonably be expected in any way to facilitate the transaction contemplated by the Asset Purchase Agreement. As such, the Irrevocable Proxies do not empower Vetoquinol to exercise any and/or all of the voting rights of each Voting Agreement Stockholder with respect to any matter and/or proposal to be considered and voted on at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that, except as set forth below, during 2001 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.


                                                               Number of
                                                            Transactions Not
Name                              Number of Late Reports     Timely Reported
----------------------------------------------------------------------------

Donald W. Joseph                             2                      3
Earl R. Lewis                                2                      3
Stephen J. Morris                            2                      3
Terrence O'Donnell                           2                      3
Constantine L. Hampers, M.D.                 2                      3
American Capital Strategies, Ltd.            1                      2
Jane E. Hager                                2                      3

Votes Required

      The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

      The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to ratify the appointment of KPMG LLP as independent auditors of the Company (Proposal 2). The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to approve the adoption of and increase in the number of authorized shares under the Company's 1999 Stock Incentive Plan (Proposal 3).

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

                     PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

      The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefore is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. The table below sets forth certain information with respect to the nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.


                                                                              Principal Occupation,
                                                                                 Other Business
                                                                                Experience During
                                               Director                        Past Five Years and
Name                                 Age        Since                          Other Directorships
------------------------------------------------------------------------------------------------------------------

Terrence O'Donnell                   58         1993        Executive Vice President and General Counsel,
                                                            Textron Inc., a producer of aircraft, automotive
                                                            products and industrial products, since March 2000;
                                                            Member of the Law Firm of Williams & Connolly,
                                                            Washington, D.C. since April 1992 and from March 1977
                                                            to October 1989; General Counsel of Department of
                                                            Defense from October 1989 to March 1992; Special
                                                            Assistant to President Ford




                                                            from August 1974 to January 1977; Deputy Special
                                                            Assistant to President Nixon from May 1972 to August
                                                            1974; Director of ePlus, Inc. (formerly MLC Holdings).

Constantine L.
 Hampers, M.D.                      69          1994        Chief Executive Officer of MDL Consulting
                                                            Associates, LLC, a medical consulting firm,
                                                            since 1996; Chairman of the Board of Directors
                                                            and Chief Executive Officer of National Medical
                                                            Care, Inc., a provider of in-center and home
                                                            kidney dialysis services and products, from 1968
                                                            to 1996; Executive Vice President and Director
                                                            of W.R. Grace & Co., a supplier of specialty
                                                            chemical, construction and container products,
                                                            from 1986 to 1996; Director of Artificial Kidney
                                                            Services at Peter Bent Brigham Hospital and
                                                            Assistant Professor of Medicine at Harvard
                                                            University School of Medicine prior to 1968 and
                                                            for several years thereafter.

Donald W. Joseph                    64          2000        Group Vice President of Baxter International Inc.,
                                                            a medical products and services company,  from
                                                            November 1993 to July 2000; President, Renal
                                                            Business of Baxter International Inc. from October
                                                            1981 to November 1993; Director of Sales and
                                                            Marketing for the renal division of Baxter
                                                            International Inc. from December 1972 to October
                                                            1981; Joined Baxter International Inc. as Sales
                                                            Representative in July 1966, where Mr. Joseph held
                                                            various sales management positions from July 1966
                                                            to December 1972.

Stephen J. Morris                   69          1999        Co-founder and General Manager of John Morris &
                                                            Sons, Inc., a hotel and restaurant enterprise,
                                                            which Mr. Morris owned and managed from July
                                                            1958 to December 1998; Co-founder and Advisor of
                                                            International Scientific Communications, a
                                                            scientific publishing company.

Earl R. Lewis                       58          2000        Chairman of the Board, President and Chief
                                                            Executive Officer of FLIR Systems, an infrared
                                                            imaging technology company, from November 1,
                                                            2000 to the present; Chief Executive Officer of
                                                            Thermo Instrument Systems, Inc., which produces
                                                            tools for measurement and analysis, from January




                                                            1998 to July 2000; Chief Operating Officer of
                                                            Thermo Instrument Systems, Inc. from January
                                                            1996 to January 1998; President of Thermo
                                                            Instrument Systems, Inc. from March 1997 to July
                                                            2000; Director of FLIR Systems; Director of
                                                            Spectra-Physics Laser Inc., a commercial laser
                                                            company; Director of SpectRx, Inc., which
                                                            produces optical systems for medical applications;
                                                            Director of Harvard Bioscience, Inc., a medical
                                                            instrument and supply company.

John F. Ambrose                     62          Nominee     President and Chief Executive Officer of  IGI, Inc.,
                                                            April 2001 to present; President and Chief
                                                            Operating Officer of IGI, Inc. September 2000 to
                                                            April 2001; Vice President of Sales and Marketing
                                                            at Digitrace Care Services of Boston from
                                                            November 1997 to September 2000; Vice President
                                                            of Field Operations at NMC Homecare from July
                                                            1990 to November 1996.

Kenneth E. Jones                    49          Jan. 2002   Principal of American Capital Strategies,
                                                            Ltd. since November 2000; Prior to November
                                                            2000, General Partner at Meridian Venture Partners
                                                            and Director at Berwind Financial, a Philadelphia,
                                                            Pennsylvania based middle market investment bank.

      For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Common Stock."

Board and Committee Meetings

      The Board of Directors met six (6) times during 2001. Each of the current directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has an Executive Committee, an Audit Committee, an Independent Committee of Outside Directors, and a Compensation and Stock Option Committee. The present composition of the committees of the Board of Directors are set forth below. Membership of the committees may change at the time of the Meeting due to the election of new directors.

      The Executive Committee, whose members are Mr. Lewis (Chairman) and Dr. Hampers, has the authority to exercise the powers of the Board of Directors between Board meetings. The

Audit Committee, whose members are Mrs. Hager and Messrs. O'Donnell (Chairman), Morris and Lewis, reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Independent Committee of Outside Directors, whose members are Dr. Hampers (Chairman) and Mr. O'Donnell reviews and approves transactions between management and the Company. The Compensation and Stock Option Committee, whose members are Dr. Hampers (Chairman) and Messrs. Lewis, Joseph and Morris, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company and grants stock options to key employees of the Company and its subsidiaries.

      During 2001, the Audit Committee met three (3) times and the Compensation and Stock Option Committee met once. The Executive Committee and the Independent Committee of Outside Directors did not meet during 2001.

Director Compensation and Stock Options

      Director Options.   In September 1999, the Board of Directors adopted
the 1999 Director Stock Option Plan (the "1999 Plan"). Under the 1999 Plan, on January 2 of each year, beginning with January 2000 (i) each non-employee director is granted a stock option for 15,000 shares, and (ii) each of the Chairmen of the Audit Committee and the Stock Option and Compensation Committee is granted additional stock options for 15,000 and 10,000 shares, respectively. Additionally, under the 1999 Plan, each newly elected director will receive a stock option grant of 15,000 shares at the time of his/her election. All of such options will be granted at an exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant. All options granted under the 1999 Plan become 100% vested twelve months after the date of grant.

      During 2001, the following number of options were granted under the 1999 Plan on the dated indicated to each of the following directors listed below:


Name of Director                        Option Grant Date     Number of Options Granted
---------------------------------------------------------------------------------------

American Capital Strategies, Ltd.            5/16/01                 15,000
Terrence D. Daniels (resigned 07/05/01)       1/2/01                 15,000
Jane E. Hager                                 1/2/01                 15,000
Constantine L. Hampers, M.D.                  1/2/01                 25,000
Donald W. Joseph                              1/2/01                 15,000
Earl R. Lewis                                 1/2/01                 15,000
Earl R. Lewis                                5/16/01                200,000
Stephen J. Morris                             1/2/01                 15,000
Terrence O'Donnell                            1/2/01                 30,000

      Director Fees.   The Board of Directors adopted the 1998 Directors
Stock Plan (the "1998 Plan") in October 1998 to provide each outside director with the right to receive shares of the Company's Common Stock as director compensation in lieu of cash payments of director fees, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each Committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each Committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairman of certain of the Board Committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company's Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

      From the Fourth Quarter 2000 through the Third Quarter 2001, the following number of shares of the Company's Common Stock were received by each of the directors listed below under the 1998 Plan:


    Name of Director                             Number of Shares Received
---------------------------------------------------------------------------

American Capital Strategies, Ltd.                          5,470
Terrence D. Daniels (resigned 07/05/01)                    5,886
Jane E. Hager                                             20,671
Constantine L. Hampers, M.D.                              17,833
Donald W. Joseph                                          17,910
Earl R. Lewis                                             20,748
Robert E. McDaniel (resigned 4/29/01)                      1,961
Stephen J. Morris                                         22,348
Terrence O'Donnell                                        17,162

These shares represented a total value at the time of issuance of $79,000.

Legal Proceedings

      While no judgment or findings have been entered, Dr. Hampers is currently a party in an SEC administrative cease and desist proceeding styled, In the Matter of Jean-Paul Bolduc, et al, File No. 3-9793 (December 22, 1998). The complaint arises out of accounting practices followed at W.R. Grace & Company ("Grace") from 1991 to 1996 in connection with the booking of reserves at National Medical Care, Inc. ("NMC"), then a wholly-owned subsidiary of Grace. The case is currently stayed by order of the SEC. Dr. Hampers has denied any wrongdoing because the accounting treatment of the reserves at issue was separately approved by the financial staffs of Grace and NMC and by the Audit Committee of the Grace's Board of Directors. In addition, Grace's independent auditors, Price Waterhouse LLP, annually reviewed the practices, and in each of the subject fiscal years approved Grace's financial statements with an unqualified opinion.

Certain Relationships and Related Transactions

      American Capital Strategies, Ltd. ("ACS") owns warrants (the "Warrants") to purchase 1,907,543 shares of the Company's Common Stock, representing 16.9% of the outstanding capital stock of the Company. The Warrants were issued on October 29, 1999, in connection with a financing arrangement, pursuant to which the Company entered into a $7 million subordinated debt agreement ("Subordinated Debt Agreement") with ACS. Borrowings under the Subordinated Debt Agreement bear interest at the rate of 12.5% per annum plus an additional interest component at the rate of 2.25%, which is payable at the Company's election in cash or Company Common Stock. The Subordinated Debt Agreement matures in October 2006.

      In connection with the Subordinated Debt Agreement, the Company issued to ACS the Warrants to purchase 1,907,543 shares of Common Stock at an exercise price of $.01 per share. The Warrants are fully vested and can be exercised by ACS at any time up to October 29, 2009. On April 12, 2000, the Subordinated Debt Agreement was amended whereby a "put" provision, in which ACS had the right to require the Company to repurchase the Warrants under certain circumstances, was replaced with a "make-whole" feature. This feature requires the Company to compensate ACS, in either Common Stock or cash, at the option of the Company, in the event that ACS ultimately realizes proceeds from the sale of its Common Stock obtained upon exercise of the Warrants that are less than the fair value, as defined, of the Common Stock multiplied by the number of shares obtained upon exercise.
ACS must exercise reasonable effort to sell or place its shares in the marketplace over a 180-day period before it can invoke the make-whole provision.

      The Subordinated Debt Agreement also contains financial and other covenants and restrictions, which, if breached by the Company, would allow ACS to demand prompt repayment of all outstanding indebtedness. In addition, to secure all of its obligations under the Subordinated Debt Agreement, the Company has granted ACS a subordinate security interest in all of the assets and properties of the Company and its subsidiaries. Pursuant to the Subordinated Debt Agreement, ACS has the right to designate for election to the Company's Board of Directors that number of directors that bears the same ratio to the total number of directors as the number of shares of Common Stock owned by ACS plus the number of shares issuable upon exercise of the Warrants bear to the total number of outstanding shares of Common Stock on a fully-diluted basis; provided that so long as all or any of the loan principal amount and/or interest thereon remains outstanding or for as long as ACS holds Common Stock and Underlying Common Stock (the shares which may be acquired pursuant to the Warrant) that in the aggregate constitute at least 5% of the outstanding shares of the common stock of the Company, ACS shall have the right to designate for election at least one director. In May 2001, ACS exercised its director designation rights under the Subordinated Debt Agreement appointing ACS Vice President John Freal to
the ACS director seat.   In January 2002, Mr. Freal resigned from his
position with ACS, and ACS Principal Kenneth E. Jones was appointed to fill the ACS director seat. As reflected above under the heading "Nominees for Election as Directors", ACS has re-appointed Kenneth E. Jones as its representative nominee for election to the ACS director seat.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company, the most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 2001 and who were serving as executive officers at the end of 2001 and the only one other existing highly compensated officer of the Company who received compensation in excess of $100,000 during 2001 but who were not serving as executive officers at the end of 2001.

                         Summary Compensation Table


                                                                                  Long-Term
                                                                                Compensation
                                   Annual Compensation                             Awards
                             -------------------------------                    ------------
                                                                                 Securities
Name/Principal                                                  Other Annual     Underlying
Compensation                            Salary        Bonus     Compensation      Options      All Other
Position (1)                 Year         ($)          ($)         ($)(2)          (#)(3)        ($)(4)
--------------------------------------------------------------------------------------------------------

Edward B. Hager, M.D. (5)    2000    $ 80,183 (6)    $     0       $    0                0      $11,035
Chief Executive Officer      1999     460,000              0            0          100,000        8,046

Paul Woitach (7)             2000     191,752         40,000        7,704                0       12,209
Chief Executive Officer      1999     200,000         40,000        7,200          200,000        9,269

Robert E. McDaniel (8)       2001     157,418              0        2,400                0        9,634
Chief Executive Officer      2000     185,000              0        7,200          100,000        9,949
                             1999     185,000              0        7,200          140,000        8,002

John Ambrose                 2001     185,769              0        8,250          250,000       13,265
Chief Executive Officer
 & President/
Chief Operating Officer      2000      53,856              0        2,400          100,000        3,130
 & President (9)

Domenic Golato               2001     178,975              0        8,250          200,000       15,459
Chief Financial Officer      2000      82,973              0        3,600          100,000        5,073
 & Sr. Vice President

Richard J. Claxton           2001     107,013              0            0            5,000       11,249
EVSCO Area Sales Manager

---------------------
<F1>  Lists the principal position with the Company as of December 31,
      2001, with the exception of Edward B. Hager, M.D., whose term as Chief Executive Officer ended on February 1, 2000,




      Paul Woitach, whose term as Chief Executive Officer ended on September 1, 2000, and Robert McDaniel, whose term as Chief Executive Officer ended on April 29, 2001.
<F2>  The amounts shown in this column represent automobile allowances.
<F3>  The Company has never granted any stock appreciation rights.
<F4>  The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company's contributions under its 401(k) Plan. In 2000, the Company paid (i) $604, $736, $560, $378 and $252 in group life insurance premiums for Dr. Hager and Messrs. Woitach, McDaniel, Golato and Ambrose, respectively; (ii) $9,389, $9389, $9389, $4,696 and $3,130 in medical insurance premiums for each of Dr. Hager and Messrs. Woitach, McDaniel, Golato and Ambrose, respectively; and (iii) $1,042 and $2,084 in 401(k) plan contributions for Dr. Hager and Mr. Woitach, respectively. In 2001, the Company paid (i) $252, $756, $756 and $647, in group life insurance premiums for Messrs. McDaniel, Ambrose, Golato and Claxton, respectively; (ii) $9,382, $12,509, $12,509 and $9,278 in medical insurance premiums for each of Messrs. McDaniel, Ambrose, Golato and Claxton, respectively; and (iii) $2,194 and $1,324 in 401(k) Plan contributions for Messrs. Golato and Claxton, respectively.
<F5>  Dr. Hager served as Chief Executive Officer from January 1, 2000 to
      February 1, 2000.
<F6>  In 2000, Dr. Hager, the Company's former Chief Executive Officer, chose to defer payment of 2000 and 1999 travel reimbursement expenses amounting to $129,000 until the Company's cash flow stabilized. On February 14, 2001, the Company agreed to pay the Company's obligation to Dr. Hager using shares of Company Common Stock. Total payments through December 31, 2001 resulted in the issuance to Dr. Hager of 125,625 shares of common stock valued at $129,000.
<F7>  Mr. Woitach served as the Company's Chief Executive Officer from
      February 1, 2000 to September 1, 2000. Following his resignation, the Company and Mr. Woitach entered into a Separation Agreement dated September 1, 2000, under which he was to receive certain payments and benefits from the Company over a twelve month period. In 2001, Mr. Woitach received the following compensation from the Company under the terms of the Separation Agreement: (i) salary in the amount of $97,534; (ii) auto allowance in the amount of $6,048; and (iii) medical insurance premiums in the amount of $9,382.
<F8>  Mr. McDaniel served as Chief Executive Officer from September 15,
      2000 to April 29, 2001.
<F9>  John F. Ambrose was appointed by the Board of Directors as the
      Company's Chief Executive Officer as of April 30, 2001. Prior to his appointment, Mr. Ambrose had been the Company's President and Chief Operating Officer since September 2000. All compensation paid to Mr. Ambrose by the Company during 2000 was for his employment as the Company's President and Chief Operating Officer.

Stock Options

      The following tables set forth certain information concerning option grants during the fiscal year ended December 31, 2001 to the Named Executive Officers and the number and the value of the options held by such persons on December 31, 2001. No options were exercised by Named Executive Officers during 2001.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                                     Potential Realizable


                         Individual Grants                                             Value At Assumed
                   ----------------------------                                          Annual Rates
                    Number of      Percent of                                           of Stock Price
                   Securities     Total Options                                          Appreciation
                   Underlying      Granted to         Exercis                        for Option Term (1)
                     Options      Employees in     Base Price Per     Expiration     --------------------
Name               Granted (#)     Fiscal Year      Share ($/sh)         Date           5%          10%
- -------------------------------------------------------------------------------------------------------

John F. Ambrose    100,000 (2)        16.4%             $.80         May 16, 2111    $50,000     $127,000
 CEO/Pres.         150,000 (3)        24.6%             $.52         Dec. 27, 2111   $49,000     $124,000

Domenic Golato      100,000 (2)       16.4%             $.80         May 16, 2111    $50,000     $127,000
 CFO/Sr. V.P.       100,000 (3)       16.4%             $.52         Dec. 27, 2111   $33,000     $ 83,000

---------------------
<F1>  Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.
<F2>  50% of the shares covered by the options vest one year after the date of grant and the remaining 50% of the shares vest two years after the date of grant.
<F3>  33.3% of the shares covered by the options vest one year after the date of grant, 33.3% of the shares covered by the options vest two years after the date of grant and the remaining 33.3% of the shares covered by the options vest three years after the date of grant.

         AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2001 AND YEAR END
                              2001 OPTION VALUE


                                                    No. of Shares Underlying        Value of Unexercised
                                                       Unexercised Options          In-The-Money Options
                    Shares Acquired     Value           at Year End 2001              At Year End 2001
                      On Exercise      Realized     Exercisable/Unexercisable    Exercisable/Unexercisable
Name                                                           (2)                        (2)(3)
----------------------------------------------------------------------------------------------------------

John F. Ambrose
 CEO & President       $  -- (1)       $  -- (1)         100,000/250,000                    $ 0


Domenic Golato         $  -- (1)       $  -- (1)         100,000/200,000                    $ 0
 CFO & Sr. V.P.

---------------------
<F1>  No options exercised during fiscal year 2001.
<F2>  Exercisable shares represent number of shares under fully vested options as of December 31, 2001. Unexercisable shares represent number of shares under unvested options as of December 31, 2001.
<F3>  Value based on market value of the Company's Common Stock at the end of fiscal 2001 ($0.60 per share) minus the exercise price.

Employment Agreements

      Effective September 1, 1999, the Company entered into an employment agreement with Robert E. McDaniel, former Chief Executive, Executive Vice President and General Counsel of the Company. The initial term of the agreement was one year, commencing September 1, 1999 and ending on August 31, 2000. The agreement provided for an automatic extension of the term of the agreement until April 30, 2001, unless either party gave notice to the
other on or before August 31, 2000 that the term will not be extended.   No
such notice was given. Under the terms of the agreement, Mr. McDaniel received a base salary of $185,000, subject to annual merit increase review. All equity-based awards received by Mr. McDaniel were to vest fully upon a change of control. Mr. McDaniel's employment agreement stated that his position with the Company was that of Vice President and General Counsel. Mr. McDaniel became Chief Executive Officer of the Company in September 2000, at which time he ceased to hold the position of Vice President and General Counsel of the Company, but no amendment was made to his employment agreement to reflect the change in his position.

      Mr. McDaniel served as the Company's Chief Executive Officer from September 2000 until his resignation from the Company on April 29, 2001. On May 16, 2001, the Board of Director's Compensation and Stock Option Committee approved a severance package for Mr. McDaniel in the total amount of $93,317, paid in bi-weekly installments of $7,178.23 for the period of May 1 to October 31, 2001. In addition, Mr. McDaniel continued to receive Company paid heath benefits until September 30, 2001.

      Immediately following Mr. McDaniel's resignation, John F. Ambrose was appointed by the Board of Directors as the Company's new Chief Executive Officer. Prior thereto, Mr. Ambrose had been the Company's President and Chief Operating Officer since September 2000. The Company does not have a employment agreement with Mr. Ambrose.

      On July 1, 2000, the Company entered into an employment agreement with Domenic Golato, Senior Vice President and Chief Financial Officer of the Company. The agreement provides for employment through June 30, 2001. Each year beginning June 30, 2001, the term of the agreement shall automatically be extended for an additional year unless either party gives written notice to the other party by April 30 of that year that it does not wish to extend the term of the agreement. No such notice was given by April 30, 2001, and Mr. Golato's term was therefore automatically extended to June 30, 2002. Under the terms of the agreement, Mr. Golato's base salary for the first year of the term thereof was $168,000, subject to annual merit increase reviews. In April 2001, Mr. Golato's base salary was increased to $185,000. All equity-based awards received by Mr. Golato will vest fully upon a change of control of the Company or a change in more than half of the members of the Board of Directors over a two-year period.

      In the event that Mr. Golato's employment is terminated by the Company with cause or Mr. Golato resigns, Mr. Golato will receive his base salary, bonus and all other benefits which have accrued as of the date of termination. In the event that Mr. Golato's employment is terminated by the Company without cause, Mr. Golato is entitled to continuation of his annual salary and benefits for twelve months, and all of his unvested options will fully vest and become exercisable for a period of at least two years after the date of his termination.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Overview and Philosophy

      The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of at least three non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval by the full Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

       The objectives of the Company's executive compensation program are to:

      * Support the achievement of strategic goals and objectives of the Company.
      * Attract and retain key executives critical to the long-term success of the Company.
      * Align the executive officers' interests with the success of the Company.

Compensation Program

      The Company's executive compensation program consists of three principal elements -- base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

      The base salaries received in 2001 by Messrs. Golato and McDaniel (until his resignation on April 29, 2001) were established pursuant to the terms of their respective employment agreements with the Company. See discussion set forth above under heading "Employment Agreements." Base salary levels for the Company's executive officers are generally based on a review of compensation for competitive positions in the market, the executives' job skills and experience and judgments as to past and future contributions of the executives to the Company's success. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in those businesses in which the Company is engaged; namely, consumer products and petcare products. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

      The Company has implemented a variable compensation plan for its top executives. The purpose of the plan is to directly link management compensation to Company performance. Present plans include expanding the application of the variable compensation plan to more upper level managers. Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

Executive Officers' 2001 Compensation

      Mr. McDaniel was the Chief Executive Officer of the Company from January 1 to April 29, 2001. Mr. Ambrose became the Chief Executive Officer of the Company as of April 30, 2001 and currently holds that position. Mr. Golato became the Chief Financial Officer and Senior Vice President of the Company in June 2000 and currently holds such positions with the Company pursuant to the terms of his employment agreement with the Company.

      Until April, 29, 2001, the Company paid Mr. McDaniel annual compensation pursuant to the terms of his employment agreement with the Company. Pursuant to his employment agreement, Mr. McDaniel was entitled to a base annual salary of $185,000, subject to annual merit reviews. Mr. McDaniel was also awarded additional performance-based compensation in the form of options. Mr. Ambrose does not have an employment agreement with the Company, but receives a base salary compensation of $192,500 in his position as the Company's Chief Executive Officer to be reviewed annual for merit increases. In 2001, the Committee awarded Mr. Ambrose options to purchase 250,000 shares of the Company's
Common Stock as additional merit-based compensation.   In 2001, the Company
paid Mr. Golato's annual compensation pursuant to the terms of his employment agreement with the Company under which he receives a base annual salary of $185,000, subject to annual merit reviews. In 2001, the Committee awarded Mr. Golato options to purchase 200,000 shares of the Company's Common Stock as additional merit-based compensation.

Tax Considerations

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. While the Committee does not currently intend to qualify its annual cash incentive compensation as qualified performance-based compensation, it will continue to monitor the impact of
Section 162(m) on the Company. Based on the compensation received by Messrs. McDaniel, Ambrose and Golato as summarized above, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term.

                                   Compensation and Stock Option Committee

                                   Constantine L. Hampers, M.D. (Chairman)
                                   Earl R. Lewis
                                   Donald W. Joseph
                                   Stephen J. Morris

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the "Audit Committee") consists of at least three non-employee directors and is responsible for reviewing the audit of the Company's accounts, monitoring the effectiveness of the audit and evaluating the scope of the audit. In accordance with the Company's Audit Committee Charter, as well as the listing standards (Section 121(A)) of the American Stock Exchange, the members of the Company's Audit Committee are "independent".

      The Audit Committee has reviewed the financial statements prepared by the Company and audited by KPMG LLP for the fiscal year ended December 31, 2001 and has discussed these financial statements with the Company's management. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU [SECTION]380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with KPMG LLP their independence. Based on their review and discussions set forth above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K.

                                   Audit Committee

                                   Terrence O'Donnell (Chairman)
                                   Stephen J. Morris
                                   Earl R. Lewis
                                   Jane E. Hager

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation and Stock Option Committee was, during fiscal year 2001, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 2001, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Compensation and Stock Option Committee, or as a director of the Company.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Composite Index and a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 31, 1996, and reinvestment of all dividends). The peer group consists of the Company and AP Pharma Inc. (formerly Advanced Polymer Systems, Inc.). The Company's Common Stock was suspended from trading on the American Stock Exchange from March 31, 1998 to September 7, 1998 due to delays in filing periodic reports under the Securities Exchange Act of 1934, as amended, and resumed trading on September 8, 1998.

               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
                AMONG IGI, INC., THE AMEX MARKET VALUE INDEX
                              AND A PEER GROUP


                                      Cumulative Total Return
                     --------------------------------------------------------
                      12/96     12/97     12/98     12/99     12/00     12/01
                     --------------------------------------------------------

IGI, INC.            100.00     59.26     28.70     28.71      9.26      8.89
AMEX MARKET VALUE    100.00    125.06    134.24    171.49    176.21    167.92
PEER GROUP           100.00     78.27     57.61     39.88     24.43     28.17

-------------------
* $100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

          PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF AUDITORS

      The Board of Directors has selected KPMG LLP as auditors of the Company for the fiscal year ending December 31, 2002, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of KPMG LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

      On and effective as of November 28, 2000, the Company terminated its relationship with PricewaterhouseCoopers LLP, who were the Company's independent accountants for the years ended December 31, 1997 through December 31, 1999. PricewaterhouseCoopers LLP's reports on the Company's 1997 through 1999 financial statements contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, with the exception of its opinion on the Company's 1999 financial statements, which was modified to add an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern. The decision to terminate the client-auditor relationship between the Company and PricewaterhouseCoopers LLP was made by the Company's Board of Directors. For the fiscal years ended December 31, 1997 through December 31, 1999, the Company is unaware of any disagreement with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the financial statements for such periods.

      On November 29, 2000, the Company engaged KPMG LLP to act as its independent accountants. The Company did not consult with KPMG LLP during the fiscal years ended December 31, 1997 through December 31, 1999 regarding matters that were or should have been subject to Statement on Auditing Standard No. 50 or any subject matter of a disagreement or reportable event with its former accountant.

Audit Fees

      The aggregate amount the Company was billed by KPMG LLP for professional services rendered for the 2001 quarterly reviews and audit of the Company's annual financial statements for 2001 was $170,000 plus expenses.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not render any professional services to the Company in connection with financial information systems design and implementation during 2001, therefore the Company was not billed for any services of that type.

All Other Fees

      In addition to the services described above under the caption "Audit Fees", KPMG LLP rendered professional services to the Company during 2001 in conjunction with the Company's filing of a Form S-3 Registration Statement for 500,000 shares of the Company's Common Stock with the Securities and Exchange Commission on May 25, 2001, and the aggregate amount the Company was billed by KMPG LLP for such professional services was $3,000.

      With the exception of the immediately foregoing described services for the Company's SEC Form S-3 filing on May 25, 2001, and those services described under the captions of "Audit Fees" above, the Company was not billed for any services of any other type.

Audit Committee Consideration of These Fees

      The Company's Audit Committee has considered whether the provision of the services covered under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

Board Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

        PROPOSAL 3 - APPROVAL OF AND PROPOSED INCREASE IN THE NUMBER
          OF SHARES AUTHORIZED UNDER THE 1999 STOCK INCENTIVE PLAN

      On March 16, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the 1999 Stock Incentive Plan (the "1999 Incentive Plan") and authorized 1,200,000 shares of Common Stock for issuance under the 1999 Incentive Plan. The Board of Directors believes that the 1999 Incentive Plan has been and will continue to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. As of April 1, 2002, 117,000 shares of Common Stock remain available for future grants of awards under the 1999 Incentive Plan. The Company wishes to increase the number of authorized options under the 1999 Incentive Plan from 1,200,000 to 2,000,000.

Summary of the 1999 Incentive Plan

      The 1999 Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code ("the Code"), non-statutory stock options and restricted stock awards (collectively "Awards"). The 1999 Incentive Plan authorizes the Board to determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option grant, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

      No option will be granted for a term in excess of ten years. The 1999 Incentive Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

      The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

      If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 1999 Incentive Plan, subject, however, in the case of incentive stock options, to any limitation required under the Code. Shares issued under the 1999 Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 1999 Incentive Plan. Subject to adjustment, the maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the 1999 Incentive Plan shall be 300,000 per calendar year. This per-participant limit described shall be construed and applied consistently with Section 162(m) of the Code. The granting of Awards under the 1999 Incentive Plan is discretionary.

Administration

      The 1999 Incentive Plan is administered by the Compensation and Stock Option Committee, who then recommends Awards to the Board of Directors for approval. The Board has authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 1999 Incentive Plan as it shall deem advisable. Pursuant to the terms of the 1999 Incentive Plan, the Board of Directors may delegate authority under the 1999 Incentive Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1999 Incentive Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors may make appropriate adjustments in connection with the 1999 Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and other certain events that affect the Company's capitalization.

      In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Incentive Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event, or to provide for a cash-out of the value of any outstanding options. Upon the occurrence of an Acquisition Event in the case of restricted stock, the rights of the Company shall inure to the benefit of the Company's successor. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1999 Incentive Plan.

Amendment or Termination

      No Award may be made under the 1999 Incentive Plan after March 16, 2009, but Awards previously granted may extend beyond that date. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option. The Board may also amend, suspend or terminate the 1999 Incentive Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m) of the Code, no Award granted to a participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the 1999 Incentive Plan was required to grant such Award to a particular participant), unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Incentive Plan and with respect to the sale of Common Stock acquired under the 1999 Incentive Plan.

      Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale. If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

      Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the exercise date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

      Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized. Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made or just after the Award is granted if a Section 83(b) Election is made.

Tax Consequences to the Company

      The grant of an Award under the 1999 Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1999 Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Incentive Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

      THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE ADPOTION OF AND INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE 1999 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF AND INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE 1999 STOCK INCENTIVE PLAN.

                STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Any proposal that a stockholder intends to present at the 2003 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 105 Lincoln Avenue, Buena, New Jersey 08310, no later than December 23, 2002, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting and the Company has not received notice of such matter prior to March 7, 2003, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

                                OTHER MATTERS

      The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

      The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.


                                   By Order of the Board of Directors,

                                   John F. Ambrose,
                                   President & CEO

April 16, 2002

                                  IGI, INC.
                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John F. Ambrose and Domenic N. Golato, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Wednesday, May 15, 2002 at 10:00 a.m. at the Renaissance Philadelphia Airport Hotel, 500 Stevens Drive, Philadelphia, PA 17113, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature must be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_____________________________              _______________________________
_____________________________              _______________________________
_____________________________              _______________________________
_____________________________              _______________________________

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE

PROPOSAL 1 -  ELECTION OF DIRECTORS

            [ ]  For All Nominees        [ ]  Withhold Authority

Terrence O'Donnell, Constantine L. Hampers, M.D., Stephen J. Morris, Donald
W. Joseph, Earl R. Lewis, John F. Ambrose and Kenneth E. Jones (American Capital Strategies, Ltd. designee).

NOTE:   If you do not wish your shares voted "For" a particular nominee, mark the "For All Nominees" box and strike a line through the name(s) of the nominee(s) that you do not wish to vote for. Your shares will be voted for the remaining nominee(s).

PROPOSAL 2 - TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

For [ ]           Against [ ]           Abstain [ ]

PROPOSAL 3 - TO APPROVE THE ADOPTION OF AND INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE COMPANY'S 1999 STOCK INCENTIVE PLAN.

            For [ ]           Against [ ]           Abstain [ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND A VOTE "FOR" PROPOSALS 2 AND 3.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW

--------------------------------
Date:


--------------------------------          --------------------------------
Stockholder Sign Here                     Co-Owner Sign Here


--------------------------------          --------------------------------
Stockholder Print Name Here               Co-Owner Print Name Here

Mark box at right if an
address change or comment
has been noted on the
reverse side of this card. [ ]